As filed with the Securities and Exchange Commission on
______________, 2000.          Registration No. _______________
=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ------------------------
                             FORM SB-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     PALAL MINING CORPORATION
          (Name of small business issuer in its charter)

Nevada                        1081                88-0435904
---------------------------------------------------------------------
(State or Other               (Primary Standard   (IRS Employer
Jurisdiction of               Industrial          Identification #)
Organization)                 Classification Code)

PALAL MINING CORPORATION           Conrad C. Lysiak, Esq.
400 Burrard Street, Suite 1950     601 West First Avenue, Suite 503
Vancouver, B.C., Canada V6C 3A6    Spokane, Washington  99201
(604) 605-0885                     (509) 624-1475
---------------------------------------------------------------------
(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

---------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------

Securities        Amount To Be      Offering Price Aggregate      Registration
To Be Registered  Registered        Per Share      Offering Price Fee (1)
Common Stock:     2,000,000 Shares  $0.10          $200,000       $ 100.00

---------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

                     PALAL MINING CORPORATION
                      SHARES OF COMMON STOCK
                  No Minimum - 2,000,000 Maximum

     Prior to this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Investing in the common stock involves certain risks. See "Risk Factors" starting at page 6.

-----------------------------------------------------------------------

                                        Aggregate           Proceeds
                    Price Per Shares    Offering Price      to Us
---------------------------------------------------------------------
Common Stock        $0.10               $200,000            $150,000

---------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _________________, 2000.

TABLE OF CONTENTS


                                                  Page No.

SUMMARY OF PROSPECTUS    .    .    .    .    .    .    .    5

RISK FACTORS   .    .    .    .    .    .    .    .    .    6
  RISKS ASSOCIATED WITH OUR COMPANY     .    .    .    .    6
  RISKS ASSOCIATED WITH THIS OFFERING        .    .    .    8

USE OF PROCEEDS     .    .    .    .    .    .    .    .   11

DETERMINATION OF OFFERING PRICE    .    .    .    .    .   11

CAPITALIZATION .    .    .    .    .    .    .    .    .   11

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES     .    .   12

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING  .    .    .   13

BUSINESS  .    .    .    .    .    .    .    .    .    .   15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL  CONDITION AND RESULTS OF OPERATIONS   .    .   20

MANAGEMENT          .    .    .    .    .    .    .    .   24

EXECUTIVE COMPENSATION   .    .    .    .    .    .    .   25

PRINCIPAL SHAREHOLDERS        .    .    .    .    .    .   26

DESCRIPTION OF SECURITIES     .    .    .    .    .    .   27

CERTAIN TRANSACTIONS     .    .    .    .    .    .    .   28

LITIGATION     .    .    .    .    .    .    .    .    .   29

EXPERTS   .    .    .    .    .    .    .    .    .    .   29

LEGAL MATTERS  .    .    .    .    .    .    .    .    .   29

FINANCIAL STATEMENTS     .    .    .    .    .    .    .   29

-----------------------------------------------------------------------
                        SUMMARY OF PROSPECTUS
-----------------------------------------------------------------------

     This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information about Our Company

     We incorporated in the State of Nevada on September 2, 1999 and we have not generated any revenues from operations. See the "Business" section for a more detailed description of our business operations.

     On September 3, 1999 we issued 5,000,000 shares of common stock to Hugh Grenfal and Sergei Stetsenko, our officers and directors pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

     Our administrative office is located at 400 Burrard Street, Suite 1950, Vancouver, British Columbia, Canada V6C 3A6, telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

The Offering

     Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the Offering" in this prospectus for a more detailed description of the terms of the offering.

Securities Being Offered .    .    .    Up to 2,000,000 shares of
                                        common stock, par value
                                        $0.00001.
Offering Price per Share      .    .    $ 0.10
Offering Period     .    .    .    .    The shares are being offered
                                        for a period not to exceed 90
                                        days, unless extended by our
                                        board of directors for an
                                        additional 90 days.
Net Proceeds to Our Company   .    .    Approximately $150,000. See
                                        "Use of  Proceeds."
Use of Proceeds          .    .    .    We will use the proceeds to
                                        pay for offering expenses,
                                        research and exploration. See
                                        "Use of Proceeds."
Number of Shares Outstanding
 Before the Offering     .    .    .    5,000,000 See "Description of
                                        Securities."
Number of Shares Outstanding
 After the Offering .    .    .    .    7,000,000 See "Description of
                                        Securities."

-----------------------------------------------------------------------
                             RISK FACTORS
----------------------------------------------------------------------

     AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SHARES BEING OFFERED. THE FOLLOWING RISK FACTORS ARE SOME OF THE POTENTIAL AND SUBSTANTIAL RISKS WHICH COULD BE INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

     1. We Have No Operating History; We Have a History of Losses; and, We Expect Our Losses to Continue.

     We were incorporated in September 1999 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*    our ability to locate a profitable mineral property
*    our ability to generate revenues
*    our ability to reduce exploration and development costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research, exploration and development of our mineral properties.
We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     2.   Speculative Nature of the Mineral Exploration Industry;
Exploration Stage; and No Known Ore Reserves.

     Gold, silver and strategic metals exploration is highly speculative. We are in the very early exploration stage and are dependent on the proceeds from this offering to start our exploration program. We cannot guarantee that

*    our exploration will be successful,
*    any production will be obtained
*    or that production, if obtained, will be profitable.

     3.  Price of Gold is Low.

     The price of gold is currently low. When general economic conditions are good, the price of gold tends to be down. Currently, the mining industry is depressed and mineral values have been very low over the last several years, making it difficult to conduct operations profitably. See "Business."
     4.  Transportation Difficulties and Weather Interruptions.


     Our proposed exploration and development work can only be performed approximately five to six months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income. See "Business."

     5. Because We are Small and Do Not Have Much Capital, We Must Limit Our Exploration and Development.

     There is competition in the mineral exploration and development industry. Because we are small and do not have much capital, we must limit our exploration and development. There are other larger mining companies that could and probably would spend more time and money in exploring and developing our property. As a result of our limited capital, we may not be able to hire qualified employees.

     6.  Supply Factors.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional shortages of supplies of certain products, equipment or materials we may use in our operations. We cannot guarantee we will be able to obtain certain products, equipment and/or materials which we require, without interruption. See "Business."

     7.  Factors Affecting Our Operations.

     Our success depends on a number of factors, many of which are beyond our control. These factors are:

* the rates of and costs associated with the exploration and development of our properties
* capital expenditures and other costs relating to the expansion of our business operations
*    fluctuations in the price of minerals
*    changes in operating expenses
*    changes in our exploration and development strategy
*    personnel changes
*    the introduction of alternative mining technologies
*    the effect of  other potential property acquisitions
*    increased competition in our current and prospective markets.

Our success will also depend on our ability to identify, produce and market minerals located on our properties. If minerals are not located, we will cease operations. If minerals are located, but we can't market them, we will cease operations. Due to these factors, our operating results and/or growth rate may be below the expectations of our management and investors, which could adversely affect the value of any shares you purchase in this offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     8.  Year 2000 Compliance.

     We are year 2000 compliant. We do not know if people we will be doing business with in the future are year 2000 compliant. If someone we do business with is not year 2000 compliant, the services or products he furnishes to us could be interrupted. If the services or products are interrupted, we may have to suspend operations while he corrects his year 2000 compliance.

RISKS ASSOCIATED WITH THIS OFFERING:

     9.  The Risks of Buying Low-Priced Stocks.

     Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. The Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. Accredited investors are

*    institutions with assets in excess of $5,000,000
*    individuals with net worth in excess of $1,000,000
* individuals with income exceeding $200,000, or $300,000 jointly with a spouse).

For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain disclosures in penny stock transactions, including

*    the actual sale or purchase price
*    the actual bid and offer quotations
* the compensation to be received by the broker-dealer and certain associated persons, and
* deliver certain disclosures required by the Securities and Exchange Commission.

Because of the foregoing additional obligations imposed upon brokers, some brokers will not buy or sell our common stock. This means that you will not be able to sell your shares as easily as shares in larger corporations.

     10.  Control of Our Company After the Offering.

     If all the shares we are offering in this prospectus are sold, which we can't guarantee, you, will own approximately 28.57% of our outstanding common stock. Our existing stockholders will own approximately 71.43% of the outstanding shares. As a result, after completion of this offering, regardless of the number of shares we sell, our existing stockholders will be able to elect all of our directors and control our operations. Our Articles of Incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board. Our existing stockholders do not intend to purchase any shares in this offering. This means that existing shareholders will not be expanding their ownership. See "Principal Stockholders" and "Description of Securities."

     11.  Further Dilution of Your Investment

     Further dilution is likely if we issue additional shares at a lower price than the current offering price and either no trading market exists for our stock or the trading is at a price substantially lower than this offering price. See "Dilution of the Price You Pay for Your Shares."
     12.  Benefits to the Company's Present Shareholders."

     This offering will result in certain benefits to Hugh Grenfal Jr. and Sergei Stetsenko who are our only officers and directors. Messrs. Grenfal and Stetsenko own all the outstanding shares of our company. They have supplied only a mining claim valued at $2,644, cash of $133 and a loan of $12,500 which has to be repaid. You, on the other hand, will be providing all of the cash for our company's operations. See "Principal Stockholders."

     13.  No Public Trading Market for the Shares.

     There is currently no trading in our common stock. We cannot guarantee you that an active trading market in our shares will develop in the near future, even if this offering is successfully completed. Even if a trading market is developed, we cannot guarantee that it will
be sustained for any period of time.   "See "Plan of Distribution;
Terms of the Offering."

     14. There is No Minimum Number of Shares that Must Be Sold and There is No Escrow Account.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the Company for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     15.  You Will Incur Immediate and Substantial Dilution.

     Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares. See "Dilution of the Price you Pay for Your Shares."

     16.  We Do Not Pay Cash Dividends on Our Common Stock.

     We have not paid any cash dividends on our common stock to date and we will not be paying cash dividends to stockholders in the foreseeable future. Any income we receive from operations will be reinvested and devoted to our future business operations and/or to expansion. See " Description of Securities."

     17.  Impact of Potential Future Sales of our Common Stock.


     A total of 5,000,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.055 . They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales
may cause the market price of the stock to drop.   See "Principal
Stockholders."

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS
     Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

-----------------------------------------------------------------------
                           USE OF PROCEEDS
----------------------------------------------------------------------

     The net proceeds from this offering will be $150,000, assuming all shares are sold, which we can't guarantee, after deducting $50,000, for estimated offering expenses, including legal and accounting fees. We will use the proceeds for exploration and working capital. We expect to spend between $40,000 and $140,000 to complete our exploration
activities.   Our exploration expenditures could vary from $40,000 to
$140,000 depending upon what we encounter in the exploration process. If it turns out that we have not raised enough money to complete our exploration and development program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

-----------------------------------------------------------------------
                   DETERMINATION OF OFFERING PRICE
----------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*    our lack operating history
*    the proceeds to be raised by the offering
* the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*    our relative cash requirements.

See "Plan of Distribution; Terms of the Offering."

-----------------------------------------------------------------------
                          CAPITALIZATION
----------------------------------------------------------------------

     The following table sets forth our capitalization at September 10, 1999, on a historical basis and as adjusted to reflect the sale of the shares.

     This table should be read in conjunction with the section entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations" our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

                                   September 10, 1999  As Adjusted
                                   Actual              After Offering
                                   -------------       --------------
Stockholder's Equity:
Common Stock: 100,000,000 shares authorized,
 par value $0.00001
 5,000,000 issued and outstanding  $       50
 7,000,000 issued and outstanding                      $       70
Additional Paid-in Capital         $  274,950          $  494,930
Deficit accumulated during the
 development stage                 $ (287,304)         $ (287,304)
                                   ----------          ----------
TOTAL STOCKHOLDERS' EQUITY
 (deficit)                         $  (12,304)         $  137,696
                                   ==========          ==========

-----------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
----------------------------------------------------------------------

     "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. See "Principal Stockholders."

     As of September 10, 1999, the net tangible book value of our shares of common stock was a deficit of $(12,304) or approximately $(0.002) per share based upon 5,000,000 shares outstanding.

     Upon completion of this offering the net tangible book value of the 7,000,000 shares to be outstanding, assuming all shares are sold, will be $137,696, or approximately $0.02. The net tangible book value of the shares held by our existing stockholders will be increased by $0.022 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per Share.

     After completion of this offering, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS
Price per Share     .    .    .    .    .    .    .    $   0.055
Net tangible book value per Share before Offering .    $ (12,304)
Net tangible book value per Share After Offering       $ 137,696
Increase to present Stockholders in net tangible book
 value per Share after Offering    .    .    .    .    $   0.022
Capital contributions    .    .    .    .    .    .    $ 275,000
Number of Shares Outstanding before the Offering  .    5,000,000
Number of Shares after Offering
 held by Existing Stockholders     .    .    .    .    5,000,000
Percentage of ownership after Offering  .    .    .        71.43%

PURCHASERS OF SHARES IN THIS OFFERING
Price per Share .   .    .    .    .    .    .    .    $    0.10
Dilution per Share  .    .    .    .    .    .    .    $    0.08
Capital contributions    .    .    .    .    .    .    $ 200,000
Number of Shares after Offering
 held by Public Investors     .    .    .    .    .    2,000,000
Percentage of ownership after Offering  .    .    .        28.57%

-----------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
----------------------------------------------------------------------

Offering Will Be Sold By One of Our Officers

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the Company for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through Sergei Stetsenko, one of our officers and directors. Mr. Stetsenko will receive no commission from the sale of any shares. Mr. Stetsenko will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2 None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and


     3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

     4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

     This offering will commence on the date of this prospectus and
continue for a period of   90  days.  We may extend the offering period
for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

     1.  execute and deliver a subscription agreement

     2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "PALAL MINING
CORPORATION."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

-----------------------------------------------------------------------
                             BUSINESS
-----------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on September 2, 1999. We are engaged in the acquisition, exploration and development of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is located at 400 Burrard Street, Suite 1950, Vancouver, British Columbia, Canada V6C 3A6. Our telephone number is
(604) 605-0885. See "Business - Office Facilities."

Background

     In September 1999, Hugh Grenfal our President and a member of the
board of directors,   acquired one mineral property containing ten
mining claims in British Columbia, Canada by arranging the staking of the same through a third party. The claims are recorded in Mr. Grenfal's name for tax purposes, however, title to the claims has been conveyed to us by an unrecorded deed. To date we have not performed any work on our property.

Location and Access

     The Mak Sikker property consists of 10 two-post claims with a total area of approximately 625 acres (250ha). The claims are on the western slope of Mt. Kobau, northwest from the village of Creston, in south-central British Columbia. Highway 3 runs immediately south of the property and there is good road access to the top of Mt. Kobau.

Physiography

     The property is situated in the Similkameen Valley within the southern central interior of British Columbia. Elevations range from 1,800 ft (550m) in the southwest to 6,000 ft (1,830m) on Mt. Kobau.
The relatively flat summit of Mt. Kobau is at the southern end of a north trending ridge. The west side of this ridge falls steeply toward the Similkameen Valley. The slope drained by Manery Creek is fairly steep and rugged.

     Vegetation consists mainly of open grasslands with some Ponderosa Pine and fir. The Similkameen bottomland is cultivated and used for grazing. The climate features warm summers and mild winters. Water is not plentiful, as the flow in Manery Creek is intermittent. Water for exploration purposes (i.e. drilling) would have to be brought from the Similkameen River or one of the small ponds northwest of the peak of Mount Kobau.

Regional and Property Geology

     The Mak Sikker Property lies within the Intermontaine Belt of the Cordillera, underlain by the regionally metamorphosed sedimentary and volcanic rocks of the Carboniferous to Permian Kobau Group. The Kobau Group is restricted in its outcrop area by the Similkameen Valley on the west and the Okanagan Valley (Fault) on the east. In the Mt. Kobau area, nine distinct lithological units have been recognized, comprising mainly of foliated micaceous quartzites and mafic schists (greenstones) (Mader et al, 1989). Middle Jurassic Diorite to granodiorite intrusives, probably correlative with the Nelson Intrusives, intrude the metamorphic rocks. A 1,600ft (500m) by 2,000ft (600m) stock intrudes the greenstones on the lower part of Manery Creek.

     The main lithologies present on the Property are andesitic greenstone (Volcanics) and qaurtzites. The Kobau Group greenstones include fine-grained, massive to well-foliated chloritized andesitic volcanics with occasional remnant feldspar crystals. Granular magnetite lenses are common along the foliation. Beds of quartzite, 10cm to 10m+ thick are common throughout the greenstones, and rare small marble lenses have been noted. Adjacent to granodiorite intrusives, the greenstones are typically hornfelsed and pyritic.

     Quartzites are generally massive and saccharoidal in texture but are locally banded, phyllitic or chloritic. White quartz veinlets are ubiquitous within the quartite and are both concordant with and discordant to regional foliation. Folded concordant quartz veins are barren of sulphides. A 80 ft (25m) to 160 ft (50m) thick grey - green phyllite occurs at the contact of the massive quartzites and greenstones.

     In the lower part of the Manery Creek ravine, light grey, massive medium to coarse grained hornblende quartz diorite crops out in an irregular contact with the greenstones. The size of this stock is approximately 1,600 ft (500m) by 2,000 ft (600m). The mafic minerals are cloritized. North of the Property, near the summit of Mount Kobau, fine to medium grained granodiorite outcrops. Here the contact with the greenstones is gradation and marked by abundant xenotiths, hornfelsing and dykelets within the greenstones.

     Observed shear zones trend north, northwest and northeast. The northeast trending shear zone in Manery Creek appears to be the locus of the economic mineralization. The ravine trends approximately 60 degrees , and is most likely the surface expression of the underlying shear zone. However, discrete shears measured within the ravine in outcrop and underground workings generally strike between 30 degrees and 45 degrees. Thus it is proposed that there may be several sub parallel or en echelon shears in the Manery Creek drainage.

     The main shear vein system cuts both the intrusive and greenstones. Previous sampling indicates that the best gold values are associated with the contact. Veins occur sub parallel to the regional foliation within the grindstones, and parallel to shear foliation in both lithologies. Mineralized veins may be offset by or locally follow north trending faults.

Mineralization

     On the Mak Sikker Property a 130 ft (40m) wide shear zone along Manery Creek is exposed between the Middle and Upper adits. Within the shear zone are many veins, with some stockwork development. Individual veins vary in orientation and in width from a few inches to 5 feet. Pyrite and chalcopyrite occur in veinlets throughout this zone. Limonite, malachite and azurite staining are common. The gold bearing veins generally carry chalcopyrite, fine to coarsely crystalline pyrite, malachite/azurite, some chlorite and minor amounts of tourmaline. The veins and shears have envelopes of chlorite and sericite alteration. Chlorite sericite schist is developed within the shear zone. The mineralization (quartz - pyrite - chalcopyrite) and alteration suggests a mesotheramal shear/vein environment.

     The majority of the historic development focused on an irregular but relatively persistent quartz vein/shear striking 30 degrees, dipping 45 degrees - 60 degrees NW. The vertical extent of the vein system is at least 500 ft (150m), as indicated by adits driven at the 3,700 ft (1,128m). 4,100 ft (1,250m) and 4,200 ft (1,280m) elevations
(the Lower, Middle and Upper Adits). The horizontal distance covered by the working is 750 ft (230m).

     The Lower Adit, 3,700 ft (1,128m) elevation is within the granodiorite intrusive, but crosses the greenstone contact deeper within the tunnel. At least 820 ft (250m) of working are developed on this level. Recent access for sampling purposes is though to be hampered due to caving hazards. A sub-level portal 50 ft (15m) below the Lower Adit workings was describe but has not been located during recent exploration work. The dump from the Lower Adit most likely has covered the sub-level portal.

     The Middle Adit, 4,100 ft (1,250m) elevation was driven 650 ft
(198m) along a 3.6 ft (1.1m) wide shear trending 200 degrees/63 degrees
W. At the portal a 1 ft (30cm) wide sample on the footwall side of a 4 ft (1.2m) quartz vein assayed 9.3 oz/t (288g/t) Au and 5.3 oz/t (165g/t) Ag. A second sample in a crosscut across a 6 inches (15cm) stringer zone yielded 5.2oz/t (161g/t) Au and 15.7% Cu (B.C. Minister of Mines Annual Report, 1928).

     The Upper Adit, 4,200 ft (1,280m) was developed on two quartz veins within a pyritic chlorite schist. The vein on the immediate northwest side of the portal is 3.3 ft (1.0m) thick, but lensoidal in nature. The orientation is 172 degrees/35 degrees W. A larger vein, up to 5 ft (1.5m) thick, outcrops above and southeast of the portal and trends 035 degrees/44 degrees E. Smaller veins trending 100 degrees/45 degrees S occur just inside the portal. One of these assayed 0.3 oz/t (9g/t) Au over 20 inches (50cm) (Cann and Crowe, 1990). This veinlet was displaced by a 10cm gouge - breccia zone at 230 degrees/75 degrees NW. The main shear within the upper adit is oriented at 210 degrees/65 degrees NW. This zone hosts lensoidal quartz veins.

     The surface exposure of this shear may be represented by a carbonate-altered zone with disseminated pyrite and quartz veining exposed above the upper adit. Historical chip samples from the Upper Adit include 1.1 oz/t (34.4g/t) Au over 2.5 ft (76cm) and 1.8 oz/t (57g/t) Au and 0.92 oz/t (28.8g/t) Au over 4.5 ft (1.37m) (B.C.
Minister of Mines Annual Report, 1928).

     The Kobau Group of rocks and the associated Jurassic intrusives host several precious metal deposits in the immediate area surrounding the Mak Sikker Property, of particular note is the Fairview Camp and the Dankoe Mine. The Fairview Camp, located 6 miles (10km) to the north of the property, comprises of three major gold-silver deposits. They are the Fairview, Stemwinder and Morning Star, which occur along a 2-mile (3km) long northwest trending shear/vein system, Mineralization is hosted in a series of deformed quartz/sulphide veins. The three mines produced over 520,000 tons (470,000tonnes) of ore grading 0.134 oz/t (4.18g/t) Au and 1.56 oz/t (48.5g/t) Ag.

     The Dankoe (Horn Silver) Mine is located 4 miles (7km) south of the Mak Sikker property and was developed on east west oriented, flat lying quartz veins sub parallel to shearing within intrusives. Intermittent production between 1915 and 1984 amounted to 430,000 tons (390,000tonnes) of ore at 0.025 oz/t (0.789 g/t) Au and 9.5 oz/t
(296g/t) Ag.

MAP SUPPLIED SUPPLEMENTALLY.

Our Proposed Exploration Program

     We must conduct exploration and development to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.


     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any ores or reserves whatsoever at this time on any of our properties.
     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost about $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

*    more extensive trenching
*    more advanced geophysical work
*    drift driving

Drift driving is the process of constructing a tunnel to take samples of ore for testing. Later, the tunnel can be used for mining ore. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost about $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the
length, the tonnage and the value per ton of any ore body.   This is
accomplished through extensive drift driving. An ore body is not a proven ore body until it has been technically, economically and legally proven.

     Phase 3 will take about 6 months and cost about $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Regulations

     Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

     *    locating claims
     *    posting claims
     *    working claims
     *    reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws in order to operate our business. Compliance with these rules and regulations will not effect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations effecting:

     1.   Health and Safety
     2.   Archaeological Sites
     3.   Exploration Access

     We are in compliance with the foregoing act and will continue to comply with the act in the future.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Hugh Grenfal and Sergei Stetsenko, our officers and directors.

Employees and Employment Agreements

     At present, we have no employees, other than Messrs. Grenfal and
Stetsenko, our officers and directors, who   were compensated  for
their services. Messrs. Grenfal and Stetsenko do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

Legal Proceeding

     We are not involved in any pending legal proceeding.

-----------------------------------------------------------------------
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS
----------------------------------------------------------------------

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

     In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.


     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

     Phase 1 involves research, examination of the property, and trenching. Phase 1 will take about 3 months and cost about $20,000.
We have not commenced Phase I. We anticipate that the proceeds of this offering will be use to cover the costs of each phase of the exploration plan.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 will take about 3 months and cost about $20,000.


     Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any ore body. Phase 3 will take about 6 months and cost about $80,000.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we commence production of any minerals we may find. We are seeking equity financing in order to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.
RESULTS OF OPERATIONS

From Inception on September 2, 1999

     We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on September 2, 1999 to September 10, 1999 was $12,622, as a result of proceeds received from a short term loan and advances.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock through a Section 4(2) offering in September 1999. This was accounted for as a compensation expense of $273,586 and advances and reimbursement expenses of $1,414.

     As of September 10, 1999, our total assets were $196 and our total liabilities were $12,500.
Year 2000 Compliance

     The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

Year 2000 State of Readiness

     In order to address Year 2000 issues, we developed and implemented a plan to become Year 2000 ready. The Year 2000 Plan covers the computers and technology which we use in the research and exploration of our properties. We have reviewed our technology consisting of computer hardware and software systems and found them to be Year 2000 ready. Since we do not have any vendors we cannot make any assessment of third parties. In the future, we intend to evaluate and assess the systems of any third party providers with whom we do business.

Year 2000 Costs

     To date, we have incurred no historical costs associated with our Year 2000 readiness and the magnitude of any future costs will depend upon the nature and extent of any problems that are identified.

Year 2000 Risks

     Our failure to correct a material Year 2000 problem could result in a complete failure or degradation of the performance of our computers which will interrupt our operations.

     Presently, however, we believe that our most reasonably likely worst case scenario related to the Year 2000 issue is associated with potential concerns with third party providers' services or products.
In the future, we will be dependent on third-party vendors to provide manual labor, research data and studies on our properties. A significant Year 2000-related disruption to one of these vendor's computer software and/or equipment could cause a delay in our proposed research and explorations which in turn could materially and adversely affect our results of operations, liquidity and financial condition. Since we have not started business, we have not hired any third party vendors. As such we are not presently aware of any vendor-related Year 2000 issues that are likely to result in such a disruption. There is no assurance that Year 2000 third party vendors will not occur in the future.

Year 2000 Contingency Plans

     Since our equipment is Year 2000 ready, we have not adopted any Year 2000 contingency plans. See "Risk Factors - The Year 2000 Issue."

-----------------------------------------------------------------------
                            MANAGEMENT
-----------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present sole officer and director is set forth below:
Name and Address         Age       Position(s)

Hugh Grenfal             30        President, Treasurer, Chief
3337 West 30th Ave.                Financial Officer, and a member of
Vancouver, B.C.                    the Board of Directors
Canada V6S 1W3

Sergei Stetsenko         29        Secretary and a member of the Board
704 - 1155 Beach Ave.              of Directors
Vancouver, B.C.
Canada V6E 1V2

     The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders. Background of Officers and Directors

     Hugh Grenfal has been the President, Treasurer, Chief Financial Officer and a member of the board of directors of the company since
inception.  From   January 1991 to June 1996 , Mr. Grenfal was
President of Booker Gold Explorations Ltd., a mining and exploration corporation located in Vancouver, British Columbia. Since October 1996, Mr. Grenfal has been a Director of Callinan Mines Ltd., a mining and exploration corporation located in Vancouver, British Columbia with revenue producing copper and zinc properties located in Manitoba,
Canada.   Since June 1999, Mr. Grenfal has been President of Paxton
Mining Corporation located in Vancouver, British Columbia. Paxton Mining Corporation is a mining company. Since September 1999, Mr. Grenfal has been President of Ancona Mining Corporation located in Vancouver, British Columbia. Ancona Mining is a mining company. Since September 1999, Mr. Grenfal has been President of Camden Mining Corporation located in Vancouver, British Columbia. Camden Mining is a mining company. Mr. Grenfal is currently not a full-time employee with another entity.

     Sergei Stetsenko has been the Secretary and a member of the board of directors of the company since inception. From December 1994 to June 1996, Mr. Stetsenko was the operations manager of Booker Gold Explorations Ltd. His responsibilities included overseeing and implementation of exploration programs and a member of the Hearne Hill copper deposit discovery team. From October 1996 to the present, Mr. Stetsenko was the operations manager of exploration for Callinan Mines
Limited.    Since September 1999, Mr. Stetsenko has been Secretary of
Ancona Mining Corporation located in Vancouver, British Columbia. Ancona Mining Corporation is a mining company. Since September 1999, Mr. Stetsenko has been Secretary of Camden Mining Corporation located in Vancouver, British Columbia. Camden Mining Corporation is a mining company. Mr. Stetsenko is currently not a full-time employee with another entity.

Conflicts of Interest

     We believe that Hugh Grenfal and Sergei Stetsenko will be subject to conflicts of interest. The conflicts of interest arise from Messrs. Grenfal and Stetsenko's relationships with other mining corporations. In the future, Messrs. Grenfal and Stetsenko will continue to be involved in the mining business for other entities and such involvement could create conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee are Messrs. Grenfal and Stetsenko's devotion of time to mining projects that do not involve us.

     Specifically, Hugh Grenfal is an officer and director of Callinan Mines Ltd., Ancona Mining Corporation, Paxton Mining Corporation and Camden Mining Corporation, all of which are engaged in the mining business. Mr. Stetsenko is an officer of Ancona Mining Corporation and Camden Mining Corporation; and, operations manager for Callinan Mines Ltd., all of which are engaged in the mining business. Presently, none of the foregoing operate mines or receive royalties from properties operated by others with the exception of Callinan Mines Ltd. which receives CDN$149,000 from a copper zinc mine in Flin Flon, Manitoba operated by Hudson Bay & Smelting Co. Neither we nor our officers are affiliated with Hudson Bay & Smelting Co. In the future, however, such corporations could begin operating mines.

-----------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
----------------------------------------------------------------------

     Messrs. Grenfal and Stetsenko, our officers and directors, were compensated in shares of common stock in the amount of $273,586 for their services and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

-----------------------------------------------------------------------
                      PRINCIPAL STOCKHOLDERS
---------------------------------------------------------------------
     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address         Number of      Number         Percentage of
Beneficial               Shares Before  of Shares      of Ownership
Owner [1]                Offering       After Offering After Offering
Hugh Grenfal             2,500,000      2,500,000      35.71%
3337 West 30th Ave.
Vancouver, B.C.
Canada V6S 1W3

Sergei Stetsenko         2,500,000      2,500,000      35.71%
704 - 1155 Beach Ave.
Vancouver, B.C.
Canada V6E 1V2
------------------
All Officers and Directors
as a Group (2)           5,000,000      5,000,000      71.43%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Grenfal and Stetsenko are the only "promoters" of our company.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of common stock were issued to the existing Stockholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See "Dilution of the Price You Pay for Your Shares-Restricted Shares Eligible for Future Sale."

-----------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
----------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 97% of our outstanding shares. See "Principal Stockholders."

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.
Reports

     After we complete this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to you certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

-----------------------------------------------------------------------
                       CERTAIN TRANSACTIONS
-----------------------------------------------------------------------

     In September 1999, we issued a total of 5,000,000 shares of restricted common stock to Hugh Grenfal and Sergei Stetsenko, officers and directors of our company. This was accounted for as a compensation expense of $273,586 and advances and reimbursement expenses of $1,414.

     Since our inception, Mr. Grenfal, advanced loans to us in the total sum of $12,500, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on any date certain. Mr. Grenfal will accept repayment from us when money is available.

----------------------------------------------------------------------
                            LITIGATION
----------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.

---------------------------------------------------------------------
                              EXPERTS
----------------------------------------------------------------------

     Our financial statements for the period from inception to September 10, 1999, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

-----------------------------------------------------------------------
                           LEGAL MATTERS
-----------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

-----------------------------------------------------------------------
                       FINANCIAL STATEMENTS
-----------------------------------------------------------------------

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

     Our audited financial statement from inception to September
10,1999 immediately follows:



INDEPENDENT AUDITOR'S REPORT                           F-1

FINANCIAL STATEMENTS
     Balance Sheet                                     F-2
     Statement of Operations                           F-3
     Statement of Stockholders' Equity                 F-4
     Statement of Cash Flows                           F-5

NOTES TO THE FINANCIAL STATEMENTS                      F-6

Board of Directors
Palal Mining Corporation
Vancouver, B.C.
CANADA

Independent Auditor's Report

We have audited the accompanying balance sheet of Palal Mining Corporation, (an exploration stage enterprise), as of September 10, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from September 2, 1999 (inception) to September 10, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palal Mining Corporation, as of September 10, 1999, and the results of its operations and its cash flows for the period from September 2, 1999 (inception) to September 10, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7, the Company has been in the exploration stage since its inception on September 2, 1999. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
December 10, 1999

                     PALAL MINING CORPORATION
                  (An Exploration Stage Company)
                           BALANCE SHEET
                        September 10, 1999

ASSETS
CURRENT ASSETS
Cash                                                   $      132
                                                       ----------
Total Current Assets                                          132

OTHER ASSETS
Mining claims                                                  64
                                                       ----------
TOTAL ASSETS                                           $      196
                                                       ==========
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Loan from related party                                $   12,500
                                                       ----------
Total Current Liabilities                                  12,500
                                                       ----------

COMMITMENTS AND CONTINGENCIES                                  -

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock,100,000,000 shares authorized, $0.00001
 par value; 5,000,000 shares issued and outstanding            50
Additional paid-in-capital                                274,950
Deficit accumulated during the exploration stage         (287,304)
                                                       ----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                      (12,304)
                                                       ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)                                     $      196
                                                       ==========
















    The accompany notes are an integral part of these financial statements.

                     PALAL MINING CORPORATION
                  (An Exploration Stage Company)
                      STATEMENT OF OPERATIONS
        For the Period from September 2, 1999 (Inception)
                        to September 10, 1999

REVENUES                                          $       -
                                                  ----------
EXPENSES
Executive compensation                               273,586
Legal fees                                            12,500
Claim staking and exploration                          1,218
                                                  ----------
TOTAL EXPENSES                                       287,304
                                                  ----------
NET LOSS FROM OPERATIONS                            (287,304)

OTHER INCOME (EXPENSE)                                    -
                                                  ----------
NET LOSS                                          $ (287,304)
                                                  ==========
NET LOSS PER COMMON SHARE                         $    (0.06)
                                                  ==========
WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES OUTSTANDING                    5,000,000
                                                  ==========



























  The accompanying notes are an integral part of these financial statements.

                     PALAL MINING CORPORATION
                  (An Exploration Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY
              For the Period from September 2, 1999
                        to September 10, 1999

                                                   Deficit
                                                   Accumulated   Total
                   Common Stock        Additional  during the    Stockholders'
                   Number              Paid-In     Exploration   Equity
                   of Shares  Amount   Capital     Stage         (Deficit)
Issuance of common
 stock for mining
 claims and executive
 compensation at
$0.055 per share    5,000,000 $ 50     $ 274,950   $       -     $  275,000

Net loss for the
 period ending
 September 10,
 1999                      -    -             -     (287,304)      (287,304)
                    --------- ----     ---------  ----------     ----------
Balance
 September 10,
 1999               5,000,000 $ 50    $ 274,950   $ (287,304)    $  (12,304)
                    ========= ====    =========   ==========     ==========



























  The accompanying notes are an integral part of these financial statements.

                     PALAL MINING CORPORATION
                  (An Exploration Stage Company)
                     STATEMENT OF CASH FLOWS
              For the Period from September 2, 1999
                       to September 10, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                          $ (287,304)
Adjustments to reconcile net loss to net
cash used by operating activities:
Payment of expenses from issuance of stock           274,804
Increase (decrease) in:
Loan from related party                               12,500
                                                  ----------
Net cash provided by (used in)
 operating activities                                     -
                                                  ----------
CASH FLOWS FROM INVESTING ACTIVITIES                      -
                                                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from advances                                   132
                                                  ----------
Change in cash                                           132

Cash, beginning of period                                 -
                                                  ----------
Cash, end of period                               $      132
                                                  ==========
Supplemental disclosures:

Interest paid                                     $       -
                                                  ==========
Income taxes paid                                 $       -
                                                  ==========
NON-CASH TRANSACTIONS
Stock issued in payment of compensation
 and other expenses                               $ 274,804
Stock issued in payment of advances               $     132
Stock issued in payment of mining claims          $      64















  The accompanying notes are an integral part of these financial statements.

                     PALAL MINING CORPORATION
                  (An Exploration Stage Company)
                NOTES TO THE FINANCIAL STATEMENTS
                        September 10, 1999

NOTE 1   ORGANIZATION AND DESCRIPTION OF BUSINESS

Palal Mining Corporation (hereinafter "the Company") filed for incorporation on September 2, 1999 under the laws of the state of Nevada primarily for the purpose of engaging in minerals exploration and acquiring stock of other companies. The Company conducts operations primarily from its offices in Vancouver, British Columbia, Canada.

The Company is actively seeking additional capital and management believes that the Company can develop mineral properties, which it has acquired in British Columbia. However, there are inherent uncertainties in mining operations and management cannot provide assurances that it will be successful in this endeavor. Furthermore, the Company is in the exploration stage, as it has not realized any significant revenues from its planned operations.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Palal Mining Corporation is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Exploration Stage Activities

The Company has been in the exploration stage since its formation in September 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The Company's financial statements have been presented on a going concern basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company incurred a net loss of $287,304 for the period ended September 10, 1999, and had no sales. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary in the event the Company cannot continue in existence.

                     PALAL MINING CORPORATION
                  (An Exploration Stage Company)
                NOTES TO THE FINANCIAL STATEMENTS
                        September 10, 1999


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

Loss Per share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision for Taxes
At September 10, 1999, the Company had a net operating loss of approximately $287,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Fiscal Year End
The Company's fiscal year end is June 30.

Use of Estimates
The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-live Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe any adjustments are needed to the carrying value of its assets at September 10, 1999.

                     PALAL MINING CORPORATION
                  (An Exploration Stage Company)
                NOTES TO THE FINANCIAL STATEMENTS
                        September 10, 1999

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Risk
The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in Canadian dollars, which totaled $132 in equivalent U.S. dollars as of September 10, 1999.

Exploration Costs
In accordance with generally accepted accounting principles, the Company will expense exploration costs as incurred.


NOTE 3   COMMITMENTS AND CONTINGENCIES

The Company is engaged in the exploration and development of mineral properties. At present there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.


NOTE 4   COMMON STOCK

On September 2, 1999, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment for compensation in the amount of $273,586 and repayment for mining claim recording fees of $64, expenses of $1,218 and advances of $132.
These shares were issued pursuant to exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In September 1999, the Company, through Mr. Hugh Grenfal, president and a member of the Board of Directors, acquired ten Mak mining claims located in the Osoyoos Mining Division of British Columbia, Canada.


NOTE 5   RELATED PARTIES

An officer of the Company has advanced monies to the Company for the payment of legal fees. This amount is uncollateralized and has been recorded as a short-term loan, bearing no interest and having no specific due date.

                     PALAL MINING CORPORATION
                  (An Exploration Stage Company)
                NOTES TO THE FINANCIAL STATEMENTS
                        September 10, 1999


NOTE 6   YEAR 2000 ISSUES

Like other companies, Palal Mining Corporation could be adversely affected if the computer systems the Company, its suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment and elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide absolute assurance that the Year 2000 issue will not have an impact on the Company's operations.

The Company has reviewed its technology and internal systems and has determined that there will be no adverse effects to the Company's operation regarding the Year 2000 issues. Management also believes that Year 2000 issues should not adversely affect the ability of its clients and customers to conduct business with the Company. Any costs associated with Year 2000 compliance are expensed when incurred.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.   Article XI of the  Bylaws  of the company,  filed as  Exhibit
     3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee               $    100.00
Printing Expenses                     6,500.00
Accounting Fees and Expenses          5,000.00
Legal Fees and Expenses              25,000.00
Blue Sky Fees/Expenses                5,000.00
Transfer Agent Fees                   3,000.00
Miscellaneous Expenses                5,400.00
                                   -----------
TOTAL                              $ 50,000.00
                                   ===========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address         Date      Shares         Consideration
-----------------        -------   ---------      ----------------
Hugh Grenfal             9/07/99   2,500,000      Services and $641
3337 W. 30th Avenue                               in Cash
Vancouver, British Columbia
Canada   V7S 1W3

Sergei Stetsenko         9/07/99   2,500,000      Services and $641
704 -1155 Beach Avenue                            in Cash
Vancouver, British Columbia
Canada V6E 1V2

     We issued the foregoing restricted shares of common stock to Messrs. Grenfal and Stetsenko pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Grenfal and Stetsenko are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
-------------- ------------------------------------------------------
 3.1           Articles of Incorporation.
 3.2           Bylaws.
 4.1           Specimen Stock Certificate.
 5.1           Opinion of Conrad C. Lysiak, Esq. regarding the
               legality of the Securities being registered.
10.1           Mak 1 Claim.
10.2           Mak 2 Claim.
10.3           Mak 3 Claim.
10.4           Mak 4 Claim.
10.5           Mak 5 Claim.
10.6           Mak 6 Claim.
10.7           Mak 7 Claim.
10.8           Mak 8 Claim.
10.9           Mak 9 Claim.
10.10          Mak 10 Claim.
10.11          Statement of Trustee.
23.1           Consent of Williams & Webster, P.S., Certified Public
               Accountants.
23.2           Consent of Conrad C. Lysiak, Esq.
27.1           Financial Data Schedule.
99.1           Subscription Agreement.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 13th day of January, 2000.

                         PALAL  MINING CORPORATION

                         BY:  /s/ Hugh Grenfal
                              Hugh Grenfal, President


     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hugh Grenfal, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                         Date

/s/ Hugh Grenfal         President, Treasurer, Chief   01/13/2000
Hugh Grenfal             Financial Officer and a
                         member of the Board of
                         Directors

/s/ Sergei Stetsenko     Secretary and a member        01/13/2000
Sergei Stetsenko         of the Board of Directors